Exhibit 3.3

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF
PHILLIP STREET MIDDLE MARKET LENDING FUND llc

Dated March 1, 2023

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Phillip Street Middle Market Lending Fund LLC, a Delaware limited liability company (the “Company”), dated as of October 19, 2022 (as further amended and/or restated from time to time, the “LLC Agreement”), is made as of March 1, 2023. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement.

WHEREAS, pursuant to Section 11.1.2(d) of the LLC Agreement, the LLC Agreement may be amended with the consent of the Company’s board of directors (the “Board of Directors”) and without the consent of the Members to make changes that do not have a material adverse effect on any one Member or the Members taken as a whole; and

WHEREAS, the Board of Directors desires to amend a certain provision of the LLC Agreement as set forth herein to make changes that do not have a material adverse effect on any one Member or the Members taken as a whole.

NOW, THEREFORE, in consideration of the foregoing, the LLC Agreement shall be amended as follows:

1.
Amendments. Section 12.7.4 of the LLC Agreement is hereby amended as follows (any underscored text being added):

12.7.4. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

Unless the Company otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. To the fullest extent permitted by applicable law, any legal action or proceeding with respect to this Agreement by a Member seeking any relief whatsoever against the Company shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and not in any other court in the United States of America, or any court in any other country. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE COMPANY OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY

BASED UPON OR ARISING OUT OF THIS AGREEMENT. By way of clarification, this 12.7.4 shall not apply to claims arising under the federal securities laws.

2.
Ratification of the LLC Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the LLC Agreement are ratified and shall remain unchanged and continue in full force and effect.

3.
Counterparts. This Amendment may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.
4.
Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware and, to the maximum extent possible, in such manner as to comply with all the terms and conditions of the Delaware Act.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first set forth above.

COMPANY:
PHILLIP STREET MIDDLE MARKET LENDING FUND LLC

By: /s/ David Pessah
Name: David Pessah
Title: Vice President

Signature Page to Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of
Phillip Street Middle Market Lending Fund LLC

MEMBERS:
By: Goldman Sachs Asset Management, L.P.

By: /s/ Alex Chi
Name: Alex Chi
Title: Managing Director

Signature Page to Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of
Phillip Street Middle Market Lending Fund LLC